Exhibit 99.1
Ellington Financial Announces Estimated Book Value Range as of September 30, 2021
OLD GREENWICH, Conn., October 12, 2021—Ellington Financial Inc. (NYSE: EFC) (the "Company") today announced that its estimated book value per share of common stock as of September 30, 2021, was between $18.31 and $18.37. This estimated range of book value includes the effect of the previously announced monthly dividend of $0.15 per share of common stock, payable on October 25, 2021 to holders of record on September 30, 2021 with an ex-dividend date of September 29, 2021.
Cautionary Statements
This estimated range is subject to change and any such change could be material. The Company’s registered independent public accountant, PricewaterhouseCoopers LLP, has not performed reviews, examinations, audits or any other procedures on this estimated range of book value per share of common stock as of September 30, 2021. It is possible that, if the Company were to undertake a more comprehensive valuation analysis and/or obtain a review or audit from its accountants for the estimated book value range set forth above, the Company could determine that its actual book value per share of common stock as of September 30, 2021 falls outside the estimated range set forth above. Additional items that may require adjustments to this estimated range may be identified and could result in material changes to this estimated range. There can be no assurance that the estimated range of book value per share of common stock as of September 30, 2021 is indicative of what the Company’s results are likely to be as of and for the three- or nine- month periods ending September 30, 2021, and the Company undertakes no obligation to update or revise its estimated range of book value per share of common stock prior to its issuance of financial statements for such three- or nine- month period.
The estimated range of book value per share of common stock included in this press release has been prepared by the Company and is its responsibility. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying estimated financial data and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company's actual results may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company's book value per common share. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's investments, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, including changes resulting from the economic effects related to the COVID-19 pandemic, and associated responses to the pandemic. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K, as amended, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.